UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 30, 2013

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On April 30, 2013, Supreme Industries, Inc., a Delaware corporation (the “Borrower”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, a national banking association, as Administrative Agent, Swingline Lender, and Issuing Lender (the “Lender”) dated to be effective April 29, 2013.  The Credit Agreement amends and restates the Credit Agreement dated as of December 19, 2012 (the “Existing Credit Agreement”).

Under the terms of the Credit Agreement, Lender agrees to provide to the Borrower a revolving line of credit of up to $35,000,000 and a term loan in the amount of $10,000,000.  The term of the revolving line of credit is for a period ending on the earliest to occur of (a) December 19, 2017, (b) the date of termination of the entire revolving credit commitment by the Borrower pursuant to Section 2.5 of the Credit Agreement, and (c) the date of termination of the revolving credit commitment pursuant to Section 10.2(a) of the Credit Agreement.  The revolving line of credit bears interest at (i) LIBOR plus a margin which varies from 1.50% to 2.50% based upon a leverage ratio of total indebtedness to trailing four quarter EBITDA or (ii) the higher of (a) the prime rate and (b) the federal funds rate plus 0.50% plus a margin which varies from 0.50% to 1.50% based upon the debt to EBITDA leverage ratio.

The term loan bears interest at the highest of (a) the prime rate and (b) the federal funds rate plus 0.50% plus a margin which varies from 0.75% to 1.75% or (ii) the LIBOR rate plus a margin which varies from 1.75% to 2.75%.  The term loan maturity date is the first to occur of (a) December 19, 2017, and (b) the date of acceleration of the term loans pursuant to Section 10.2(a) of the Credit Agreement.  As additional security for the term loan, certain subsidiaries of the Borrower will mortgage certain parcels of real property as more specifically detailed in the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

On April 30, 2013, in connection with the Credit Agreement, Borrower and certain of its subsidiaries (such subsidiaries, collectively, the “Guarantors”) entered into an Omnibus Amendment and Reaffirmation Agreement  with Lender dated to be effective April 29, 2013 (the “Omnibus Amendment”).  The Omnibus Amendment amends and reaffirms the obligations of the Borrower and certain of its subsidiaries, as applicable, under each of (i) that certain Subsidiary Guaranty Agreement, (ii) that certain Collateral Agreement, (iii) that certain Fee Letter, (iv) that certain Master Intercompany Demand Note and accompanying Endorsement, (v) that certain Intercompany Subordination Agreement and accompanying Debtors’ Consent, and (vi) that certain Perfection Certificate, each document executed on December 19, 2012 in connection with the Existing Credit Agreement.  The foregoing description of the Omnibus Amendment is qualified in its entirety by reference to the complete terms and conditions of the Omnibus Amendment which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit Description

10.1	Amended and Restated Credit Agreement by and between Supreme Industries, Inc. and Wells Fargo Bank, National Association

10.2	Omnibus Amendment and Reaffirmation Agreement by and among Supreme Industries, Inc. and certain of its subsidiaries and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: May 3, 2013	By:	/s/ Matthew W. Long
Matthew W. Long
Interim Chief Executive Officer,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement by and between Supreme Industries, Inc. and Wells Fargo Bank, National Association

10.2	Omnibus Amendment and Reaffirmation Agreement by and among Supreme Industries, Inc. and certain of its subsidiaries, and Wells Fargo Bank, National Association